UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK

KBM WORLDWIDE, INC., Plaintiff, -against- SEALAND NATURAL RESOURCES, INC, AND GREGORY D. MAY,	Civil Action No.: cv-15-3279 (LDW) (ARL) STIPULATION OF DISMISSAL PURSUANT TO F.R.C.P. RULE 41(a)(1)(A)(ii)

TO THE CLERK OF THE COURT:

IT IS HEREBY STIPULATED AND AGREED, that whereas no party to this action is an infant or incompetent and the parties and their attorneys have settled the action, it is stipulated and agreed that this action is hereby dismissed with prejudice, pursuant to Rule 41(a)(1)(A)(ii) of the Federal Rules of Civil Procedure.

Dated: Great Neck, New York
September 16, 2016

TERRENCE P. BUCKLEY, ESQ.

By:
Terence P. Buckley, Esq.
356 Veterans Memorial Highway
Suite #3
Commack, NY 11725
Telephone: (631) 543-3030
Facsimile: (631) 543-2888
Attorneys for Defendants

NAIDICH WURMAN LLP

By:
Richard S. Naidich, Esq. (RSN 4102)
111 Great Neck Road – Suite 214
Great Neck, NY 11021
Telephone: (516) 498-2900
Facsimile: (516) 466-3555
Attorneys for Plaintiff – KBM WORLDWIDE, INC.